Exhibit 23.8


                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement to our report dated October 28, 1996 relating to the combined financial statements of The Secret Stations:
Cleveland, Indianapolis, Pittsburgh, included in SFX Broadcasting Inc.'s Form 8-K dated October 29, 1996 and to all references to our Firm included in this Registration Statement for SFX Broadcasting, Inc.


                                /s/ Arthur Andersen L.L.P.
                               ------------------------------------------------


Chicago, Illinois,
November 25, 1996